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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91597 of The Cronos Group on Form S-3 and Registration Statement Nos. 333-31108 and 333-61472 of The Cronos Group each on Form S-8, of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of The Cronos Group for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
San Francisco, California

March 24, 2003

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